Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: January 23, 2025

Catalyst Bancorp, Inc. Announces 2024 Fourth Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported net income of $626,000 for the fourth quarter of 2024, up $179,000, or 40%, compared to net income of $447,000 for the third quarter of 2024.

“Our loan growth momentum continued during the fourth quarter,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank. “For the year, the loan portfolio increased a record $22.2 million, or 15%.  I’m incredibly proud of how effectively our team worked together to fuel the expansion of local businesses.”

“Given our incredibly strong capital base,” continued Zanco, “we are well positioned to continue our growth as the South Louisiana economy gains momentum.”

Loans

Loans totaled $167.1 million at December 31, 2024, up $1.2 million, or less than 1%, from September 30, 2024. The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	12/31/2024	9/30/2024	Change
Real estate loans
One- to four-family residential	$81,097	$81,433	$(336)	-%
Commercial real estate	22,108	22,704	(596)	(3)
Construction and land	32,941	30,310	2,631	9
Multi-family residential	2,570	2,622	(52)	(2)
Total real estate loans	138,716	137,069	1,647	1
Other loans
Commercial and industrial	26,439	26,507	(68)	-%
Consumer	1,921	2,306	(385)	(17)
Total other loans	28,360	28,813	(453)	(2)
Total loans	$167,076	$165,882	$1,194	1

The following table presents certain major segments of our commercial real estate, construction and land, and commercial and industrial loan balances as of the dates indicated.

(Dollars in thousands)	12/31/2024	9/30/2024	Change
Commercial real estate
Retail	$4,005	$4,154	$(149)	(3.6)%
Hospitality	3,460	3,594	(134)	(3.7)
Restaurants	1,091	1,112	(21)	(1.9)
Oilfield services	402	411	(9)	(2.2)
Other non-owner occupied	2,658	2,780	(122)	(4.4)
Other owner occupied	10,492	10,653	(161)	(1.5)
Total commercial real estate	$22,108	$22,704	$(596)	(2.6)
Construction and land
Multi-family residential	$10,031	$8,353	$1,678	20.1%
Health service facilities	7,139	7,073	66	0.9
Hospitality	2,716	2,716	-	-
Retail	5,106	3,339	1,767	52.9
Other commercial construction and land	4,364	4,846	(482)	(9.9)
Consumer residential construction and land	3,585	3,983	(398)	(10.0)
Total construction and land	$32,941	$30,310	$2,631	8.7
Commercial and industrial
Oilfield services	$14,823	$14,010	$813	5.8%
Industrial equipment	2,831	3,882	(1,051)	(27.1)
Professional services	3,127	2,910	217	7.5
Other commercial and industrial	5,658	5,705	(47)	(0.8)
Total commercial and industrial loans	$26,439	$26,507	$(68)	(0.3)

Credit Quality and Allowance for Credit Losses

At December 31, 2024, non-performing assets (“NPAs”) totaled $1.8 million, up $214,000, or 13%, from $1.6 million at September 30, 2024 primarily due to an increase in non-accruing residential loans. The ratio of NPAs to total assets was 0.66% and 0.57% at December 31 and September 30, 2024, respectively. Non-performing loans (“NPLs”) comprised 0.98% and 0.87% of total loans at December 31 and September 30, 2024, respectively. At December 31 and September 30, 2024, 98% of total NPLs were one- to four-family residential mortgage loans.

At December 31, 2024, the allowance for loan losses totaled $2.5 million, or 1.51% of total loans, compared to $2.4 million, or 1.46% of total loans, at September 30, 2024. A portion of the allowance for credit losses on unfunded lending commitments was transferred to the allowance for loan losses during the fourth quarter of 2024. The allowance for credit losses on unfunded lending commitments totaled $121,000 at December 31, 2024, down $110,000 from September 30, 2024. The provision for credit losses, inclusive of the provision for unfunded commitments, for the fourth quarter of 2024 was zero, compared to $337,000 for the third quarter of 2024. Net loan charge-offs totaled $2,000 during the fourth quarter of 2024, compared to net charge-offs of $131,000 for the third quarter of 2024. Net loan charge-offs during the third quarter of 2024 were primarily related to three commercial lines of credit.

Investment Securities

Total investment securities were $42.2 million, or 15% of total assets, at December 31, 2024, down $3.5 million, or 8%, compared to September 30, 2024, primarily due to pay-downs and maturities. Net unrealized losses on available-for-sale securities totaled $4.5 million at December 31, 2024, compared to net unrealized losses of $3.4 million at September 30, 2024.

At December 31, 2024 the amortized cost and fair value of pledged investment securities totaled $15.2 million and $14.2 million, respectively. These securities are pledged as collateral for public fund deposits. At September 30, 2024, the amortized cost and fair value of pledged investment securities totaled $35.3 million and $31.7 million, respectively. During the fourth quarter of 2024, the Bank’s $20.0 million Bank Term Funding Program (“BTFP”) advance was paid off, which released the pledges on securities with total amortized cost and fair value of $21.0 million and $18.0 million, respectively, at September 30, 2024.

Deposits

Total deposits were $185.7 million at December 31, 2024, up $18.2 million, or 11%, from September 30, 2024, largely due to a seasonal increase in public funds. The following table sets forth the composition of the Company’s deposits as of the dates indicated. The ratio of the Company’s total loans to total deposits was 90% at December 31, 2024, compared to 99% at September 30, 2024.

(Dollars in thousands)	12/31/2024	9/30/2024	Change
Non-interest-bearing demand deposits	$28,281	$27,904	$377	1%
Interest-bearing demand deposits	48,334	33,751	14,583	43
Money market	10,729	13,372	(2,643)	(20)
Savings	37,639	36,798	841	2
Certificates of deposit	60,691	55,611	5,080	9
Total deposits	$185,674	$167,436	$18,238	11

Total public fund deposits amounted to $35.6 million, or 19% of total deposits, at December 31, 2024, compared to $21.0 million, or 13% of total deposits, at September 30, 2024. At December 31, 2024, approximately 83% of our total public fund deposits consisted of non-interest-bearing and interest-bearing demand deposits from municipalities within our market. The full amount of our public fund deposits in excess of the FDIC’s insurance limit are secured by pledging investment securities and portions of a custodial letter of credit from the Federal Home Loan Bank of Dallas.

Capital and Share Repurchases

At December 31 and September 30, 2024, consolidated shareholders’ equity totaled $80.2 million, or 29.0% of total assets, and $81.7 million, or 29.1% of total assets, respectively.

The Company repurchased 120,977 shares of its common stock at an average cost per share of $11.70 during the fourth quarter of 2024, compared to 79,400 shares at an average cost per share of $11.75 during the third quarter of 2024. Under the Company’s November 2024 Repurchase Plan, 187,150 shares of the Company’s common stock were available for repurchase at December 31, 2024. Since the announcement of our first share repurchase plan on January 26, 2023 and through December 31, 2024, the Company has repurchased a total of 1,011,850 shares of its common stock, or approximately 19% of the common shares originally issued, at an average cost per share of $11.93. At December 31, 2024, the Company had common shares outstanding of 4,278,150.

Net Interest Income

The net interest margin for the fourth quarter of 2024 was 3.92%, up six basis points compared to the prior quarter. For the fourth quarter of 2024, the average yield on interest-earning assets was 5.57%, down three basis points from the prior quarter, while the average rate paid on interest-bearing liabilities was 2.57%, down nine basis points from the third quarter of 2024.

Net interest income for the fourth quarter of 2024 was $2.5 million, down $60,000, or 2%, compared to the third quarter of 2024. Total interest income was down $160,000, or 4%, while total interest expense decreased $100,000, or 9%, in the fourth quarter of 2024 compared to the prior quarter. The changes in interest income and interest expense were largely due to the use of interest-earning cash to pay-off of the Bank’s $20.0 million BTFP advance during the fourth quarter of 2024.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	12/31/2024			9/30/2024
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate(TE)	Average Balance	Interest	Average Yield/ Rate(TE)
INTEREST-EARNING ASSETS
Loans receivable(1)	$167,187	$2,814	6.70%	$161,410	$2,717	6.70%
Investment securities(2)	47,764	273	2.30	48,517	255	2.11
Other interest earning assets	36,107	424	4.66	51,142	699	5.45
Total interest-earning assets	$251,058	$3,511	5.57	$261,069	$3,671	5.60
INTEREST-BEARING LIABILITIES
Demand deposits, money market, and savings accounts	$85,118	$394	1.84%	$85,164	$382	1.78%
Certificates of deposit	57,031	465	3.24	55,910	448	3.19
Total interest-bearing deposits	142,149	859	2.40	141,074	830	2.34
Borrowings	18,663	180	3.85	29,502	309	4.17
Total interest-bearing liabilities	$160,812	$1,039	2.57	$170,576	$1,139	2.66
Net interest-earning assets	$90,246			$90,493
Net interest income; average interest rate spread		$2,472	3.00%		$2,532	2.94%
Net interest margin(3)			3.92			3.86

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

For the fourth quarter of 2024, non-interest income totaled $337,000, down $283,000 from $620,000 for the third quarter of 2024. During the third quarter of 2024, the Company recognized as income a $280,000 Bank Enterprise Award (“BEA”) Program grant from the Community Development Financial Institution (“CDFI”) Fund.

Non-interest Expense

Non-interest expense for the fourth quarter of 2024 totaled $2.0 million, down $222,000, or 10%, compared to the third quarter of 2024.

Data processing and communication expense totaled $179,000 for the fourth quarter of 2024, down $59,000, or 25%, compared to the third quarter of 2024. The decline in this expense was primarily driven by our transition to a new internet provider and a new contract for our loan document management solution.

Professional fees totaled $94,000 for the fourth quarter of 2024, down $57,000, or 38%, from the prior quarter. During the third quarter of 2024, professional fees associated with obtaining the BEA Program grant totaled $42,000.

Other noninterest expense totaled $167,000 for the fourth quarter of 2024, down $92,000, or 36%, from the prior quarter primarily due to declines in loan collection related expenses and lower fraud losses.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $276.7 million in assets at December 31, 2024. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for over 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023
ASSETS
Non-interest-bearing cash	$4,076	$3,625	$3,654
Interest-bearing cash and due from banks	40,219	42,128	15,357
Total cash and cash equivalents	44,295	45,753	19,011
Investment securities:
Securities available-for-sale, at fair value	28,712	32,196	70,540
Securities held-to-maturity	13,447	13,450	13,461
Loans receivable, net of unearned income	167,076	165,882	144,920
Allowance for loan losses	(2,522)	(2,414)	(2,124)
Loans receivable, net	164,554	163,468	142,796
Accrued interest receivable	851	815	906
Foreclosed assets	194	173	60
Premises and equipment, net	6,085	6,135	6,072
Stock in correspondent banks, at cost	1,961	1,939	1,878
Bank-owned life insurance	14,489	14,370	14,026
Other assets	2,109	2,318	2,182
TOTAL ASSETS	$276,697	$280,617	$270,932

LIABILITIES
Deposits:
Non-interest-bearing	$28,281	$27,904	$28,183
Interest-bearing	157,393	139,532	137,439
Total deposits	185,674	167,436	165,622
Borrowings	9,558	29,513	19,378
Other liabilities	1,261	2,001	1,373
TOTAL LIABILITIES	196,493	198,950	186,373

SHAREHOLDERS' EQUITY
Common stock	43	44	48
Additional paid-in capital	39,561	40,847	45,020
Unallocated common stock held by benefit plans	(5,702)	(5,777)	(6,221)
Retained earnings	49,860	49,234	52,949
Accumulated other comprehensive income (loss)	(3,558)	(2,681)	(7,237)
TOTAL SHAREHOLDERS' EQUITY	80,204	81,667	84,559
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$276,697	$280,617	$270,932

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Year Ended
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
INTEREST INCOME
Loans receivable, including fees	$2,814	$2,717	$2,066	$10,128	$7,238
Investment securities	273	255	400	1,063	1,643
Other	424	699	137	2,671	780
Total interest income	3,511	3,671	2,603	13,862	9,661
INTEREST EXPENSE
Deposits	859	830	545	3,229	1,637
Borrowings	180	309	114	1,088	319
Total interest expense	1,039	1,139	659	4,317	1,956
Net interest income	2,472	2,532	1,944	9,545	7,705
Provision for credit losses	-	337	128	531	128
Net interest income after provision for credit losses	2,472	2,195	1,816	9,014	7,577
NON-INTEREST INCOME
Service charges on deposit accounts	201	200	201	798	774
Bank-owned life insurance	119	118	109	463	409
Loss on sales of investment securities	-	-	(92)	(5,507)	(92)
Gain (loss) on disposals and sales of fixed assets	-	-	-	6	-
Federal community development grant	-	280	437	280	437
Other	17	22	17	120	61
Total non-interest income (loss)	337	620	672	(3,840)	1,589
NON-INTEREST EXPENSE
Salaries and employee benefits	1,227	1,200	1,149	4,830	4,671
Occupancy and equipment	193	193	193	765	802
Data processing and communication	179	238	236	1,349	911
Professional fees	94	151	140	469	486
Directors’ fees	116	116	118	461	463
ATM and debit card	17	24	63	141	250
Foreclosed assets, net	7	33	5	74	72
Advertising and marketing	17	31	23	129	100
Franchise and shares tax	21	15	10	67	81
Other	167	259	185	872	743
Total non-interest expense	2,038	2,260	2,122	9,157	8,579
Income (loss) before income tax expense (benefit)	771	555	366	(3,983)	587
Income tax expense (benefit)	145	108	59	(894)	61
NET INCOME (LOSS)	$626	$447	$307	$(3,089)	$526

Earnings (loss) per share:
Basic	$0.16	$0.11	$0.08	$(0.78)	$0.12
Diluted	0.16	0.11	0.08	(0.78)	0.12

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Year Ended
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
EARNINGS DATA
Total interest income	$3,511	$3,671	$2,603	$13,862	$9,661
Total interest expense	1,039	1,139	659	4,317	1,956
Net interest income	2,472	2,532	1,944	9,545	7,705
Provision for credit losses	-	337	128	531	128
Total non-interest income (loss)	337	620	672	(3,840)	1,589
Total non-interest expense	2,038	2,260	2,122	9,157	8,579
Income tax expense (benefit)	145	108	59	(894)	61
Net income (loss)	$626	$447	$307	$(3,089)	$526

AVERAGE BALANCE SHEET DATA
Total loans	$167,187	$161,410	$140,757	$155,867	$135,713
Total interest-earning assets	251,058	261,069	248,673	261,654	252,616
Total assets	272,443	282,440	261,695	281,817	266,693
Total interest-bearing deposits	142,149	141,074	134,181	143,250	136,321
Total interest-bearing liabilities	160,812	170,576	147,197	169,643	146,529
Total deposits	170,991	169,437	165,102	172,092	170,677
Total shareholders' equity	80,988	81,307	82,265	81,480	84,777

SELECTED RATIOS
Return on average assets	0.91%	0.63%	0.47%	(1.10)%	0.20%
Return on average equity	3.08	2.18	1.49	(3.79)	0.62
Efficiency ratio	72.54	71.72	81.07	160.51	92.29
Net interest margin(TE)	3.92	3.86	3.12	3.65	3.06
Average equity to average assets	29.73	28.79	31.44	28.91	31.79
Common equity Tier 1 capital ratio(1)	45.81	45.71	52.34
Tier 1 leverage capital ratio(1)	28.73	27.43	31.67
Total risk-based capital ratio(1)	47.07	46.97	53.59

NON-FINANCIAL DATA
Total employees (full-time equivalent)	49	48	48
Common shares issued and outstanding, end of period	4,278,150	4,399,127	4,761,326

(1)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA
(continued)

	Three Months Ended			Year Ended
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$2,414	$2,215	$2,036	$2,124	$1,807
CECL adoption impact	-	-	-	-	209
Provision for (reversal of) loan losses	110	330	151	667	87
Charge-offs	(28)	(184)	(76)	(392)	(102)
Recoveries	26	53	13	123	123
Net (charge-offs) recoveries	(2)	(131)	(63)	(269)	21
Ending balance	$2,522	$2,414	$2,124	$2,522	$2,124

Allowance for unfunded commitments:
Beginning balance	231	224	280	257	-
CECL adoption impact	-	-	-	-	216
Provision for (reversal of) losses on unfunded commitments	(110)	7	(23)	(136)	41
Ending balance	$121	$231	$257	$121	$257

Total allowance for credit losses, end of period	$2,643	$2,645	$2,381	$2,643	$2,381
Total provision for credit losses	-	337	128	531	128

CREDIT QUALITY(1)
Non-accruing loans	$1,567	$1,423	$1,967
Accruing loans 90 days or more past due	64	15	24
Total non-performing loans	1,631	1,438	1,991
Foreclosed assets	194	173	60
Total non-performing assets	$1,825	$1,611	$2,051

Total non-performing loans to total loans	0.98%	0.87%	1.37%
Total non-performing assets to total assets	0.66	0.57	0.76

(1)	Credit quality data and ratios are as of the end of each period presented.